EXHIBIT 10.1

USEC Inc.
2009 Equity Incentive Plan

1. Establishment, Duration and Purpose of Plan.

1.1 Establishment and Duration of Plan. USEC Inc., a Delaware corporation (the “Company”), hereby establishes the USEC Inc. 2009 Equity Incentive Plan (the “Plan”). The Plan is effective February 25, 2009 (the “Effective Date”), subject to the approval of the shareholders of the Company. The Plan shall continue in effect until its termination by the Committee; provided, however, that any Award shall be granted, if at all, within ten (10) years from the Effective Date.

1.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its Affiliates and its shareholders by providing incentives to attract, retain and reward individuals performing services for the Company or its Affiliates and by promoting the growth and profitability of the Company and its Affiliates. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock, Performance Awards, Cash-Based Awards and Other Stock-Based Awards.

2. Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below.

2.1 “Affiliate” means (a) an entity that directly, or indirectly through one or more intermediary entities, controls the Company or (b) an entity that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “control” and “controlled by” mean ownership of (i) stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of stock of such corporation, or (ii) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of a non-corporate entity; provided, that with respect to any entity in which the Company owns at least a twenty percent (20%) interest but less than or equal to a fifty percent (50%) interest, the Committee may determine that such entity will be an Affiliate for purposes of this Plan or for purposes of any Award under this Plan if the Committee has determined prior to the granting of such Award that there are legitimate business criteria for treating such entity as an Affiliate.

2.2 “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Cash-Based Award or Other Stock-Based Award.

2.3 “Award Agreement” means a written agreement, contract, or other instrument evidencing an Award setting forth the terms and conditions of an Award which shall incorporate the terms of the Plan by reference.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cash-Based Award” means an Award granted to a grantee as described in Section 11.1.

2.6 “Cause” means, unless otherwise defined in the applicable Award Agreement, any of the following: (a) the engaging by the grantee in willful misconduct that is injurious to the Company or its Affiliates, (b) the embezzlement or misappropriation of funds or material property of the Company or its Affiliates by the grantee, or the conviction of the grantee of a felony or the entrance of a plea of guilty, or nolo contendere by the grantee to a felony, (c) the willful failure or refusal by the grantee to substantially perform his or her duties or responsibilities that continues after demand for substantial performance is delivered by the Company to the grantee that specifically identifies the manner in which the Company believes the grantee has not substantially performed his or her duties (other than any such failure resulting from the grantee’s incapacity due to Disability). For purposes of this definition, no act, or failure to act, on the grantee’s part shall be considered “willful” unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Any determination of Cause shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a grantee.

2.7 “Change in Control” means, unless such term or an equivalent term is otherwise defined in the applicable Award Agreement, the occurrence of any of the following:

(a) any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act or Persons acting as a group (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company by reason of having acquired such securities during the 12-month period ending on the date of the most recent acquisition (not including any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the total voting power of the Company’s then outstanding voting securities;

(b) the majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment;

(c) there is consummated a merger or consolidation of the Company or any subsidiary of the Company with any other corporation or other entity, resulting in a change described in clauses (a), (b), (d), (e) or (f) of this definition, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than sixty percent (60%) of the total voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, directly or indirectly, acquired forty percent (40%) or more of the total voting power of the Company’s then outstanding securities (not including any securities acquired directly from the Company or its Affiliates);

(d) a liquidation of the Company involving the sale to any Person or Persons acting as a group of at least forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before the liquidation;

(e) the sale or disposition by the Company or any direct or indirect subsidiary of the Company to any Person or Persons acting as a group (other than any subsidiary of the Company) of assets that have a total fair market value equal to forty percent (40%) or more of the total gross fair market value of all of the assets of the Company and its subsidiaries (taken as a whole) immediately before such sale or disposition (or any transaction or related series of transactions having a similar effect), other than a sale or disposition by the Company or any direct or indirect subsidiary of the Company to an entity, at least sixty percent (60%) of the total voting power of the voting securities of which is beneficially owned by shareholders of the Company in substantially the same proportions as their beneficial ownership of the Company immediately prior to such sale;

(f) the sale or disposition by the Company or any direct or indirect subsidiary of the Company to any Person or Persons acting as a group (other than any subsidiary of the Company) of a subsidiary or subsidiaries of the Company credited under GAAP with forty percent (40%) or more of the total revenues of the Company and its subsidiaries (taken as a whole) in the current fiscal year or in any of the two most recently completed fiscal years (or any transaction or related series of transactions having a similar effect), other than a sale or disposition by the Company or any direct or indirect subsidiary of the Company to an entity, at least sixty percent (60%) of the total voting power of the voting securities of which is beneficially owned by shareholders of the Company in substantially the same proportions as their beneficial ownership of the Company immediately prior to such sale; or

(g) a change of the kind described in clauses (a), (b), (c), or (d) of this definition with respect to any Material Subsidiary (with such determination made by replacing “Company” with “Material Subsidiary” in each instance in such clauses); provided, however, that for purposes of applying this provision to clause (a) of this definition, a “Change in Control” shall not be deemed to occur solely as a result of a Person or Persons acting as a group becoming the beneficial owner (as determined under clause (a) of this definition) of less than fifty percent (50%) of the ownership interests of a Material Subsidiary, but shall be deemed to occur if such Person or Persons acting as a group thereafter become the beneficial owner (as determined under clause (a) of this definition) of fifty percent (50%) or more of the ownership interests of such Material Subsidiary.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations or administrative guidelines promulgated thereunder.

2.9 “Committee” means the Compensation Committee of the Board, or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers as shall be specified herein or by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers. For purposes of Awards granted to Non-Employee Directors pursuant to Section 12 of the Plan, references to the Committee shall be deemed to be references to the Board. For purposes of qualifying transactions as exempt under Rule 16b-3, the Committee shall be the entire Board or a Committee established by the Board of two or more “non-employee directors” within the meaning of Rule 16b-3. To the extent desirable to qualify Awards granted under the Plan for the Section 162(m) Exemption, the Committee shall consist exclusively of two or more “outside directors” within the meaning of Section 162(m) of the Code.

2.10 “Company” means USEC Inc., a Delaware corporation.

2.11 “Covered Employee” means any employee who is designated by the Committee at the time of any Award or at any subsequent time as reasonably expected to be a “covered employee” as defined in Section 162(m) of the Code and related regulations, or any successor statute, and related regulations.

2.12 “Disability” means, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as such under the Company’s then current long-term disability plan; provided, that with respect to Incentive Stock Options, “Disability” means the permanent and total disability of the grantee, within the meaning of Section 22(e)(3) of the Code.

2.13 “Dividend Equivalent Right” means the right of a grantee, granted at the discretion of the Committee or as otherwise provided by the Plan or the Award Agreement, to receive a credit for the account of such grantee in an amount equal to the amount of ordinary cash dividends paid on one Share represented by an Award held by such grantee payable in cash, Shares or other securities or other property as determined by the Committee. Dividend Equivalent Rights shall be forfeited or cancelled if the underlying Award is forfeited or cancelled.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.15 “Exercise Price” means the price at which an Option shall be exercised.

2.16 “Fair Market Value” with respect to Shares, as of any date, shall mean, as determined by the Committee, (a) the closing sales price per Share on the New York Stock Exchange (or, if the Shares are no longer traded on the New York Stock Exchange, any other such market on which the Shares are traded) on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (b) an arithmetic mean of selling prices on all trading days over a specified averaging period or a specified averaging period weighted by volume of trading on each trading day in the period, that is within thirty (30) days before or thirty (30) days after the applicable date as determined by the Committee in its discretion; provided, that if an arithmetic mean of prices is used to set an Exercise Price or Strike Price, the commitment to grant such Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation 1.409A-1(b)(5)(iv)(A), or (c) in the event there is no public market for the Shares, the fair market value as determined, in good faith, by the Committee in its sole discretion; provided, that such manner is consistent with Treasury Regulation 1.409A-1(b)(5)(iv)(B).

2.17 “Freestanding SAR” means an SAR granted independently of any Option.

2.18 “Grant Date” means the date an Award is duly granted by the Committee or the Board or such later date as may be specified by the Committee or the Board.

2.19 “Incentive Stock Option” means an Option that is identified in the Award Agreement as intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, and that actually does so qualify.

2.20 “Material Subsidiary” means any subsidiary of the Company (a) whose total assets represent forty percent (40%) or more of the total gross fair market value of all of the assets of the Company and its subsidiaries (taken as a whole) at any time in the current fiscal year or in any of the two most recently completed fiscal years or (b) credited under GAAP with forty percent (40%) or more of the total revenues of the Company and its subsidiaries (taken as a whole) in the current fiscal year or in any of the two most recently completed fiscal years.

2.21 “Net Exercise” means a procedure for exercising an Option, subject to Section 19.6, by which the grantee will receive a number of Shares determined in accordance with the following formula:

N = X(A-B)/A, where
“N” = the number of Shares to be delivered to the grantee upon exercise of the Option, rounded to the next lower whole number of Shares;
“X” = the total number of whole Shares with respect to which the grantee has elected to exercise the Option;
“A” = the Fair Market Value of one (1) Share on the exercise date; and
“B” = the Exercise Price per Share

2.22 “Nonqualified Stock Option” means an option that is not an Incentive Stock Option.

2.23 “Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Affiliates.

2.24 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.25 “Other Stock-Based Award” means any Award granted under Section 11 of the Plan of unrestricted Shares or other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan.

2.26 “Performance Award” means performance shares or performance units or any other Award, denominated in cash or Shares in accordance with Section 10 which are based upon the achievement of Performance Goals.

2.27 “Performance Goals” means the objective performance goals established by the Committee for each performance period. Performance Goals may be based upon the performance of the Company, of any Affiliate, of a division or unit thereof, or of an individual, or groups of individuals, using one or more of the Performance Measures or performance formulas selected by the Committee. Performance Goals may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets. With respect to grantees who are not Covered Employees and for Awards not intended to qualify for the Section 162(m) Exemption, the Committee may establish other subjective or objective goals, including individual Performance Goals, which it deems appropriate.

2.28 “Performance Measures” means measures of business or financial performance as described in Section 10.3(a) on which Performance Goals are based. Performance Measures may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets.

2.29 “Restricted Stock” means any restricted Share granted under Section 8 of the Plan.

2.30 “Restricted Stock Unit” means any unit granted under Section 9 of the Plan.

2.31 “Retirement” means, unless otherwise defined in the applicable Award Agreement, the termination of employment of a grantee with a right to an immediate normal retirement benefit or immediate unreduced early retirement benefit under the terms of the applicable Company tax-qualified retirement plan or, if a grantee is not covered by any such plan, termination of such grantee’s employment for a reason other than Cause on or after such grantee’s 65th birthday. In the case of non-employee directors, “retirement” shall mean a termination of service on or after the non-employee director’s 75th birthday.

2.32 “Rule 16b-3” means Rule 16b-3 as promulgated under the Exchange Act.

2.33 “SAR” or “Stock Appreciation Right” means an Award granted under Section 7 of the Plan.

2.34 “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m)(4)(C) of the Code.

2.35 “Section 409A” means Section 409A of the Code and related regulations, or any successor statute, and related regulations.

2.36 “Securities Act” means the Securities Act of 1933, as amended.

2.37 “Shares” means common stock $0.10 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time, and as adjusted from time to time in accordance with Section 16.

2.38 “Strike Price” means the price with reference to which the value of an SAR is measured.

2.39 “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, or were, prior to a Change of Control, owned, controlled or held, or (b) that is, or was prior to a Change of Control, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. For purposes of this paragraph, “Controlled” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or otherwise.

2.40 “Tandem SAR” means an SAR granted with all or any portion of a related Option.

2.41 “1999 Plan” means the USEC Inc. 1999 Equity Incentive Plan, as amended.

3. Administration.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any grantee, any holder or beneficiary of any Award, any employee, any Non-Employee Director and any individual providing bona fide services to or for the Company.

3.2 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more of its members or to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any person who is subject to Rule 16b-3 under the Exchange Act, to any Covered Employee, or to such delegate. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.3 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the express provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion to: (a) determine the persons to whom, and the time or times at which, Awards shall be granted and the number of Shares, units or monetary value to be subject to each Award; (b) determine the number of Shares to be covered by or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (c) determine the type of Awards to be granted; (d) determine the Fair Market Value of Shares or other property; (e) determine the terms and conditions applicable to each Award (which need not be identical) and any Shares or cash or other property acquired pursuant thereto; (f) determine the exercise or purchase price of Shares pursuant to any Award; (g) determine the method of payment for Shares purchased pursuant to any Award; (h) determine the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of Shares; (i) determine the timing, terms and conditions of the exercisability or vesting of any Award or any Shares acquired pursuant thereto; (j) determine the Performance Measures, performance period, performance formula and Performance Goals applicable to any Award and to determine and certify the extent to which such Performance Goals have been attained; (k) determine the time of the expiration of any Award; (l) determine the type and time of the grantee’s termination of service and the effect of such termination on any Award; (m) determine all other terms and conditions applicable to any Shares acquired pursuant an Award not inconsistent with the terms of the Plan; (n) determine whether and under what circumstances an Award will be settled in Shares, cash, other securities, other Awards or other property, or any combination thereof, or canceled, forfeited, or suspended, and the method by which Awards may be settled, exercised, canceled, forfeited or suspended; (o) approve one or more forms of Award Agreement; (p) amend, modify, extend, cancel or renew any Award or waive any restrictions or conditions applicable to any Award or any Shares or other securities acquired pursuant thereto; (q) accelerate, continue, extend or defer the exercisability or vesting of any Award or any Shares acquired pursuant thereto, including with respect to the period following a grantee’s termination of service; (r) determine whether, to what extent, and under what circumstances amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (s) construe and interpret the Plan, any Award Agreement, and any other document affecting Awards under the Plan or rights under such Awards; (t) prescribe, amend, suspend, waive or rescind rules, guidelines and policies relating to the Plan, and adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens or residents may be granted Awards; (u) appoint such agents as it shall deem appropriate for proper administration of the Plan; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; and (w) to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the express provisions of the Plan or applicable law. The Committee’s actions and determinations under the Plan need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards under the Plan, whether or not such individuals are similarly situated.

3.4 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Company or its Affiliates and subject to Delaware law, the members of the Committee and individuals to whom authority to act for the Board, the Committee or the Company is delegated in accordance with Section 3 hereof, shall have no liability for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder and shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act, determination made in good faith under or in connection with the Plan, or any Award or right granted hereunder; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. Shares Subject to Plan.

4.1 Maximum Number of Shares. Subject to adjustment as provided in Section 16, the number of Shares reserved for delivery under the Plan pursuant to Awards settled in Shares shall be the sum of: (i) 4,500,000 Shares, plus (ii) the number of Shares, if any, underlying grants under the 1999 Plan that are forfeited, canceled, terminated or are settled in cash without delivery of Shares on or after the date of approval of the Plan by the shareholders of the Company. The Shares that may be delivered under the Plan may consist of authorized but unissued Shares or treasury Shares or any combination thereof.

4.2 Awards Intended to Qualify for the Section 162(m) Exemption. The following limitations shall apply to any Award intended to qualify for the Section 162(m) Exemption:

(i) Options and Freestanding SARs. The maximum aggregate number of Shares underlying any Option or SAR that may be granted to any one Covered Employee within any fiscal year of the Company is 1,000,000 Shares.

(ii) Restricted Stock and Restricted Stock Units. The maximum aggregate number of Shares underlying any Restricted Stock or Restricted Stock Unit to be settled in Shares that may be granted to any one Covered Employee within any fiscal year of the Company is 1,000,000 Shares.

(iii) Performance Awards. The maximum aggregate number of Shares underlying any Performance Award to be settled in Shares that may be granted to any one Covered Employee in any fiscal year of the Company is 1,000,000 Shares.

(iv) Cash-Based Awards. The maximum aggregate value as of the Grant Date of any Cash-Based Award or Performance Award payable in cash that may be granted during any fiscal year of the Company to any one Covered Employee is U.S. $2,000,000.

4.3 Share Counting Rules. If an Award for any reason expires, is forfeited, or becomes unexercisable without having been exercised in full, any unpurchased Shares which were subject thereto shall become available for future grant under the Plan. Restricted Stock that is forfeited shall become available for future grant or sale under the Plan. Shares that are tendered, whether by physical delivery, by attestation, or by Net Exercise to the Company by the grantee as full or partial payment of the Exercise Price of any Award or in payment of any applicable withholding for federal, state, local or foreign taxes incurred in connection with the exercise, vesting or settlement of any Award shall become available for future grant under the Plan. Except as otherwise provided in this Section, the Committee may determine rules for counting Shares.

5. Eligibility and Participation.

5.1 Persons Eligible for Awards. Awards may be granted to employees, officers, directors and other individuals providing bona fide services to or for, the Company or any Affiliate, as selected by the Committee, in its sole discretion, from time to time; provided, that Non-Employee Directors shall only be eligible to receive Awards granted pursuant to Section 12. The Committee may also grant Awards to individuals in connection with hiring or other initial engagement, prior to the date the individual first performs services for the Company or an Affiliate, provided, that such Awards shall not become vested or exercisable, and no Shares shall be delivered to such individual, prior to the date the individual first commences performance of such services.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award.

6. Stock Options.

6.1 Grant. Options shall be evidenced by an Award Agreement specifying the number of Shares subject to the Award, the Exercise Price, and such other terms and conditions as the Committee shall provide, subject to the provisions of this Section 6 and subject to the vesting limits in Section 13.1.

6.2 Exercise Price. The Exercise Price for each Option shall be established in the discretion of the Committee; provided, however, that the Exercise Price per Share shall not be less than the Fair Market Value of a Share on the Grant Date.

6.3 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement; provided, however, that no Option shall be exercisable after the expiration of ten (10) years after the Grant Date, and no Option shall be exercisable after an act or omission of the Grantee that constitutes Cause (whether before, coincident with, or after the grantee’s termination of employment). Subject to the foregoing, unless otherwise specified in the Award Agreement, each Option shall terminate ten (10) years after the Grant Date, unless earlier terminated in accordance with its provisions.

6.4 Payment of Exercise Price. Except as otherwise provided in the Award Agreement and subject to Section 19.6, payment of the Exercise Price for the number of Shares being purchased pursuant to any Option shall be made (i) in cash or by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of Shares owned by the grantee having a Fair Market Value not less than the Exercise Price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), (iv) by delivery of a properly executed notice electing a Net Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Shares.

6.5 Effect of Termination of Service. Subject to earlier termination of the Option as otherwise provided herein and except as otherwise set forth in the Award Agreement, an Option shall terminate immediately upon the grantee’s termination of service to the extent that it is then unvested and shall be exercisable after the grantee’s termination of service to the extent it is then vested only during the applicable time period determined in accordance with this section, and thereafter shall terminate.

(a) Death, Disability, Retirement and Termination Without Cause. If the grantee’s service terminates by reason of the death, Disability or Retirement of the grantee, or termination of the grantee’s service by the Company or an Affiliate for reasons other than for Cause, the Option shall become vested and nonforfeitable, and to the extent unexercised, may be exercised by the grantee (or the grantee’s guardian or legal representative, if applicable) at any time prior to the expiration of twelve (12) months after the date the grantee’s service terminates, but in any event no later than the expiration of the term of the Option, and shall thereafter terminate.

(b) Termination for Cause. If the grantee’s service is terminated by the Company or an Affiliate for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon the act or omission of the Grantee that constituted Cause.

(c) Voluntary Termination of Service. If the grantee voluntarily terminates his or her service for any reason other than Retirement, the Option, to the extent unexercised and exercisable for vested Shares on the date the grantee’s service terminates, may be exercised by the grantee at any time prior to the expiration of thirty (30) days after the date the grantee’s service terminates, but in any event no later than the expiration of the term of the Option, and shall thereafter terminate.

6.6 Incentive Stock Option Limitations and Terms.

(a) Persons Eligible. Incentive Stock Options may be granted only to a person who, on the Grant Date, is an employee of the Company, or any “parent corporation” or a “subsidiary corporation” of the Company as defined in Sections 424(e) and (f) of the Code, respectively.

(b) $100,000 Limitation. To the extent that Incentive Stock Options (granted under all plans of the Company or any “subsidiary corporation” become exercisable by a grantee for the first time during any calendar year for Shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated as Nonqualified Stock Options. For purposes of this section, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value per Share shall be determined as of the Grant Date.

(c) Exercise Price. No Incentive Stock Option granted to any employee who as of the Grant Date owns stock possessing more than ten percent (10%) of the total combined voting power of the Company shall have an Exercise Price per Share less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonqualified Stock Option) may be granted with an Exercise Price lower than the minimum Exercise Price set forth above if such Option is granted pursuant to an assumption or substitution for another Option in a manner qualifying under the provisions of Section 424(a) of the Code.

(d) Term. No Incentive Stock Option granted to any employee who as of the Grant Date owns stock possessing more than ten percent (10%) of the total combined voting power of the Company shall be exercisable after the expiration of five (5) years after the Grant Date of such Option.

(e) Transferability. Incentive Stock Options shall not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the grantee’s lifetime, only by the grantee; provided, however, that the grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the grantee’s death.

(f) Notification of Disqualifying Disposition. If any grantee shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such grantee shall notify the Company of such disposition within ten (10) days thereof.

7. Stock Appreciation Rights.

7.1 Grant. An SAR shall be evidenced by an Award Agreement specifying the number of Shares subject to the Award, the Strike Price and such other terms and conditions as the Committee shall provide, subject to the provisions of this Section 7 and subject to the vesting limits in Section 13.1.

7.2 Types of SARs Authorized and Strike Price. Tandem SARs and Freestanding SARs may be granted under the Plan.

7.3 Strike Price. The Strike Price for each SAR shall be established in the discretion of the Committee on the Grant Date; provided, however, that (a) the Strike Price per Share subject to a Tandem SAR shall be equal to the Exercise Price per Share under the related Option on the Grant Date, and (b) the Strike Price per Share subject to a Freestanding SAR shall be not less than the Fair Market Value of a Share on the Grant Date.

7.4 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of Shares subject to the related Option. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires, terminates or is forfeited or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the Shares subject to such SAR, the related Option shall be canceled automatically as to the number of Shares with respect to which the Tandem SAR is exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the Shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of Shares with respect to which the related Option is exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the Grant Date.

7.5 Exercise of SARs. Upon the exercise of an SAR, the grantee (or the grantee’s legal representative or other person who acquired the right to exercise the SAR by reason of the grantee’s death) shall be entitled to receive payment of an amount for each Share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Strike Price. Payment of such amount following exercise shall be made in Shares or cash (or in any combination thereof) as provided in the Award Agreement. When the Award Agreement provides for payment in Shares, the number of Shares to be delivered shall be determined on the basis of the Fair Market Value of a Share on the date of exercise of the SAR.

7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as provided herein, an SAR shall be exercisable after a grantee’s termination of service only to the extent and during the applicable time period determined in accordance with Section 6.5 (treating the SAR as if it were an Option) and thereafter shall terminate.

8. Restricted Stock.

8.1 Grant. Restricted Stock shall be evidenced by Award Agreements specifying the number of Shares subject to the Award and such other terms and conditions as the Committee shall provide, subject to the provisions of this Section 8.

8.2 Vesting. Restricted Stock shall be made subject to vesting conditions based upon the satisfaction of such service requirements, conditions, restrictions or Performance Goals, as shall be established by the Committee and set forth in the Award Agreement, and shall be subject to the vesting limits in Section 13.1. Unless otherwise provided in the Award Agreement, Restricted Stock that vests based on continued provision of service shall vest automatically when the grantee becomes eligible for Retirement. If either the grant of or satisfaction of vesting conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals and the Award is intended to qualify for the Section 162(m) Exemption, the Committee shall follow procedures substantially equivalent to those set forth in Section 10.

8.3 Purchase Price. The Committee shall determine the purchase price, if any, that a grantee shall pay for a Restricted Stock. Notwithstanding the foregoing, if required by applicable state corporate law, the grantee shall furnish consideration in the form of cash or past services rendered to a Company or any Affiliate or for its benefit having a value not less than the par value of the Shares subject to a Restricted Stock Award. The purchase price, if any, shall be paid no more than thirty (30) days from the Grant Date of the Restricted Stock.

8.4 Payment of Purchase Price. Payment of the purchase price, if any, for the number of Shares being purchased pursuant to any Restricted Stock shall be made (a) in cash or by check or cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5 Voting Rights; Dividends and Distributions. Except as provided in the Award Agreement, during any period in which Shares acquired pursuant to a Restricted Stock Award remain subject to vesting conditions, the grantee shall have all of the rights of a shareholder of the Company holding Shares, including the right to vote such Shares and to receive all dividends and other distributions paid with respect to such Shares. The right to receive dividends shall end on the date on which the Restricted Stock Award is terminated, canceled or forfeited.

8.6 Effect of Termination of Service. Unless otherwise provided in the Award Agreement,

(a) if the grantee’s service terminates for any reason except as provided below in (b), (c) or (d), all Restricted Stock shall automatically be forfeited and the Company shall pay the grantee the lesser of the Fair Market Value of a number of shares equal to the number of Shares of Restricted Stock forfeited or the original purchase price paid by the grantee for the Restricted Stock, if any;

(b) if the grantee’s service terminates by reason of the death or Disability of the grantee, all Restricted Stock held by the grantee as of the date of such termination shall become vested and nonforfeitable as of the date of such termination;

(c) if the grantee’s service is involuntarily terminated by the Company or an Affiliate for reasons other than for Cause, all Restricted Stock held by the grantee as of the date of such termination that vests based on performance of service shall become vested and nonforfeitable as of the date of such termination; and

(d) if the grantee has a Retirement or the grantee’s service is involuntarily terminated by the Company or an Affiliate for reasons other than for Cause, all Restricted Stock held by the grantee as of the date of such termination that vests based on the satisfaction of Performance Goals or similar conditions or restrictions other than service shall vest at the time and in accordance with the terms and conditions of such Performance Goals or similar conditions or restrictions.

9. Restricted Stock Units.

9.1 Grant. Restricted Stock Units shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award and such other terms and conditions as the Committee shall provide, subject to the provisions of this Section 9.

9.2 Vesting. Restricted Stock Units may (but need not) be made subject to vesting conditions based upon the satisfaction of such service requirements, conditions, restrictions or Performance Goals, as shall be established by the Committee and set forth in the Award Agreement and shall be subject to the vesting limits in Section 13.1. If either the grant of Restricted Stock Units or the vesting conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals and the Award is intended to qualify for the Section 162(m) Exemption, the Committee shall follow procedures substantially equivalent to those set forth in Section 10.

9.3 Settlement of Restricted Stock Units. The Company shall deliver to a grantee on the date on which Restricted Stock Units subject to the grantee’s Restricted Stock Unit Award vest or on such other date as provided in the Award Agreement one (1) Share for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. Notwithstanding the foregoing, the Committee, in its discretion, may provide in the Award Agreement on the Grant Date for settlement of any Restricted Stock Units by payment to the grantee in cash of an amount equal to the Fair Market Value on the payment date of the Shares or other property otherwise to be delivered to the grantee pursuant to this section.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions. A grantee shall have no voting rights with respect to Shares represented by Restricted Stock Units until the delivery of the Shares subject to such Award (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement that the grantee shall be entitled to Dividend Equivalent Rights with respect to a Restricted Stock Unit during the period beginning on the date such Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated, canceled or forfeited. Notwithstanding the foregoing, the receipt of Dividend Equivalent Rights shall not be made contingent on the exercise of any Award.

9.5 Effect of Termination of Service. Unless otherwise provided in the Award Agreement,

(a) if the grantee’s service terminates prior to the date the Restricted Stock Units become vested for any reason except as provided below in (b) or (c), all Restricted Stock Units shall automatically be forfeited for no consideration on the date of such termination of service;

(b) if the grantee’s service terminates by reason of the death or Disability of the grantee, all Restricted Stock Units held by the grantee as of the date of such termination shall become vested and nonforfeitable as of the date of such termination; and

(c) if the grantee’s service is involuntarily terminated by the Company or an Affiliate for reasons other than for Cause, or in the event of the grantee’s Retirement, all Restricted Stock Units held by the grantee as of the date of such termination that vest based on performance of service shall become vested and nonforfeitable as of the date of such termination, and all Restricted Stock Units held by the grantee as of the date of such termination that vest based on the satisfaction of Performance Goals or similar conditions or restrictions other than service shall vest at the time and in accordance with the terms and conditions of such Performance Goals or similar conditions or restrictions.

10. Performance Awards.

10.1 Grant. Performance Awards may be denominated as performance shares, performance units or other Awards payable in cash or Shares, and shall be evidenced by an Award Agreement specifying the number of Shares or units or the amount of cash subject thereto, the Performance Goals, the Performance Measures, the performance period, the performance formula determining the amount of cash or Shares or combination thereof to be earned based on achievement of the Performance Goals and such other terms and conditions as the Committee shall provide, subject to the provisions of this Section 10. The Plan is designed to permit the grant of Performance Awards that qualify for the Section 162(m) Exemption. Whenever the Committee determines that it is advisable, the Committee may grant Awards that do not qualify for the Section 162(m) Exemption. Each performance unit shall have an initial value that is established by the Committee on the Grant Date. Each performance share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

10.2 Establishment of Performance Period, Performance Goals and Performance Formula. With respect to each Performance Award intended to qualify for the Section 162(m) Exemption, the Committee shall establish the Performance Goals and the performance formula, as applicable, no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period or (b) the date on which 25% of the performance period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remain substantially uncertain. Once established, the Performance Goals and the performance formula for an Award intended to qualify for the Section 162(m) Exemption shall not be changed during the performance period.

10.3 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of one or more Performance Measures, subject to the following:

(a) Performance Measures. Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to applicable accounting principles, or as used generally in the Company’s industry. Performance Measures may be one or more of the following, as determined by the Committee: revenue; sales; expenses; operating income; gross profit; gross margin; operating margin; earnings before any one or more or a combination of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; operating income or profit; net operating income; net income; after tax operating income; economic value added; cash flow(s); free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings or book value per share; earnings per share; diluted earnings per share; return on shareholder equity; return on capital; return on assets; return on equity; return on capital, capital employed or investment; return on investment; employee satisfaction; employee retention, customer satisfaction, safety or diversity, market share product development; research and development expenses; completion or attainment of objectively determinable targets with respect to an identified special project; total sales or revenues or sales or revenues per employee; production (separative work units or SWUs); stock price or total shareholder return; dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestiture, and except in the case of Awards to Covered Employees intended to qualify for the Section 162(m) Exemption, any other performance criteria established by the Committee.

(b) Permitted Adjustments. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the performance formula applicable to a Performance Award granted to any grantee, except in the case of an Award intended to qualify for the Section 162(m) Exemption with respect to a Covered Employee, to reflect such factors as the Committee may determine. Notwithstanding the foregoing, Performance Goals shall, to the extent applicable, and to the extent provided in the Award Agreement, be adjusted by the Committee to take into account the effect of the following: changes in accounting standards that may be required by the Financial Accounting Standards Board after the Performance Goal is established; realized investment gains and/or losses; extraordinary, unusual, non-recurring or infrequent items; currency fluctuations; acquisitions; divestitures; litigation losses; financing activities; expenses for restructuring or productivity initiatives; other non-operating items; new laws, cases or regulatory developments that result in unanticipated items of gain, loss, income or expense; executive severance arrangements; investment returns relating to investment vehicles which are unaffiliated with a Company or divisional operating strategy; bonus expense; the impact on pre-tax income of interest expense attributable to the repurchase of Shares; extraordinary dividends or Share dividends; the effect of corporate reorganizations or restructuring, spinoff, or a sale of a business unit; and other items as the Committee determines to be required so that the operating results of the Company, division, or a Affiliate shall be computed on a comparative basis from performance period to performance period; in each case as those terms are defined under applicable accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements, and/or management’s discussion and analysis in the Company’s financial statements. Determination by the Committee shall be final and conclusive on all parties, but shall be based on relevant objective information or financial data. The Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee notwithstanding the attainment of any Performance Goals and the resulting value of the Performance Award determined in accordance with the performance formula. No such reduction may result in an increase in the amount payable upon settlement of another grantee’s Performance Award that is intended to qualify for the Section 162(m) Exemption.

10.4 Settlement of Performance Awards.

(a) Determination of Final Value. Following the completion of the performance period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the grantee and to be paid upon its settlement in accordance with the applicable performance formula.

(b) Payment in Settlement of Performance Awards. Following the Committee’s determination and certification in accordance with Section 10.4(a), payment shall be made to each eligible grantee (or such grantee’s legal representative or other person who acquired the right to receive such payment by reason of the grantee’s death) of the final value of the grantee’s Performance Award. Payment of such amount shall be made in cash, Shares, or a combination thereof as determined by the Committee on the Grant Date and set forth in the Award Agreement. Unless otherwise provided in the Award Agreement, payment shall be made in a lump sum following the close of the performance period at the time and in accordance with procedures established by the Committee but in no event later than 2 1/2 months following the calendar year in which the Performance Goals are achieved. If permitted by the Committee, and consistent with the requirements of Section 409A, the grantee may elect to defer receipt of all or any portion of the payment to be made to the grantee pursuant to this section on such terms and conditions as the Committee may allow. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights.

(c) Provisions Applicable to Payment in Shares. If a Performance Award is denominated in Shares, the number of Shares delivered pursuant to such Award shall be set forth in the Award Agreement or determined by the Committee based on the achievement of the applicable Performance Goals. If payment of a Performance Award that is not denominated in Shares is to be made in Shares, the number of such Shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a Share. Shares delivered in payment of any Performance Award may be fully vested and freely transferable Shares or may be Shares subject to vesting conditions as provided in Section 8.2. Any Shares subject to vesting conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Section 8.6.

(d) Performance Awards. The vesting conditions for Performance Awards shall be determined by the Committee and set forth in the Award Agreement; provided, that such Awards shall vest proportionally over a minimum period of one year.

10.5 Voting Rights; Dividend Equivalent Rights and Distributions. Grantees shall have no voting rights with respect to Shares represented by Performance Awards until the date of the delivery of such Shares, if any, in settlement of such Awards (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement that the grantee shall be entitled to Dividend Equivalent Rights during the period beginning on the date the Award becomes vested and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is settled or the date on which it is terminated, canceled or forfeited. Notwithstanding the foregoing, the receipt of Dividend Equivalent Rights shall not be made contingent on the exercise of any Award.

10.6 Effect of Termination of Service. Unless otherwise provided in the Award Agreement,

(a) if the grantee’s service terminates for any reason except as provided below in (b) or (c), all unvested Performance Units shall automatically be forfeited for no consideration on the date of such termination of service;

(b) if the grantee’s service terminates by reason of the death or Disability of the grantee, all Performance Units held by the grantee as of the date of such termination shall become vested and nonforfeitable as of the date of such termination, and the prorata portion thereof shall become payable (or any lapse restrictions shall lapse as to a pro rata portion of the Performance Units, as applicable) as though the performance needed to achieve target payment had been achieved. The “prorata portion” shall be a fraction, the numerator of which is the number of days of employment during the performance period, and the denominator of which is the number of days in the performance period; and

(c) if the grantee’s service is involuntarily terminated by the Company or an Affiliate for reasons other than for Cause, or in the event of the grantee’s Retirement, a prorata portion (as defined above) of the Performance Units held by the grantee as of the date of such termination shall be paid at the time set forth in the Award Agreement (or any lapse restrictions shall lapse as to a pro rata portion of the Performance Units, as applicable), to the extent otherwise earned on the basis of achievement of the applicable Performance Goals.

11. Cash-Based Awards and Other Stock-Based Awards.

11.1 Grant of Cash-Based and Other Stock-Based Awards. The Committee may grant Cash-Based Awards and Other Stock-Based Awards evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall provide, subject to the provisions of this Section 11. Other Stock-Based Awards, other than unrestricted Shares, shall be subject to the vesting limits in Section 13.1.

11.2 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award Agreement, in cash, Shares or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to qualify for the Section 162(m) Exemption shall comply with the requirements applicable to Performance Awards set forth in Section 10.

11.3 Voting Rights; Dividend Equivalent Rights and Distributions. Grantees shall have no voting rights with respect to Shares represented by Other Stock-Based Awards until the delivery of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement that the grantee shall be entitled to Dividend Equivalent Rights with respect to the payment of ordinary cash dividends on Shares subject to Other Stock-Based Awards during the period beginning on the date such Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated, canceled or forfeited. Notwithstanding the foregoing, the receipt of Dividend Equivalent Rights shall not be made contingent on the exercise of any Award.

11.4 Effect of Termination of Service. Each Award Agreement shall set forth the extent to which the grantee shall have the right to receive upon or after termination of service Cash-Based Awards and Other Stock-Based Awards outstanding as of such termination of service.

12. Non-Employee Director Awards.

The Committee may provide that all or a portion of a Non-Employee Director’s annual retainer, any committee or other chairman fees, and any other fees be payable (either automatically or at the election of an Non-Employee Director) in the form of Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, and/or Other Stock-Based Awards evidenced by Award Agreements containing such terms and conditions as the Committee shall determine.

13. Vesting Limits and Change in Control.

13.1 Vesting Limits. The vesting conditions for Awards shall be determined by the Committee and set forth in the Award Agreement provided, however, that Awards other than Non-Employee Director Awards and Performance Awards shall vest no faster than proportionally over a minimum period of three years. Up to 210,000 Shares subject to such Awards, may be granted without minimum vesting otherwise required by this Section.

13.2 Change in Control. The Committee may, in its discretion, provide in any Award Agreement, or in the event of a Change in Control may take such actions as it deems appropriate, to provide for the acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or any portion thereof and Shares acquired pursuant thereto upon such conditions, including termination of the grantee’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine; provided that there shall be no such acceleration where it could result in additional taxes, penalties or interest under Section 409A of the Code.

14. Compliance with Securities Law.

The Committee may refuse to deliver any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance, delivery or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a grantee, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant grantee, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful delivery and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to delivery of any Share, the Company may require the grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15. Tax Withholding.

15.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the grantee, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company or any Affiliate with respect to an Award or the Shares acquired pursuant thereto. The Company shall have no obligation to deliver Shares, to release Shares from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Company’s or any Affiliate’s tax withholding obligations have been satisfied by the grantee.

15.2 Withholding in Shares. Subject to Section 19.6, the Company shall have the right, but not the obligation, to deduct from the Shares deliverable to a grantee upon the exercise or settlement of an Award, or to accept from the grantee the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company or any Affiliate. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

16. Adjustments for Corporate Transactions and Other Events.

16.1 Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, Share split, reverse Share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, without the grantee’s consent, in such manner as it may deem equitable: (a) adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the maximum number of Shares subject to Awards granted to a grantee pursuant to Section 4.2 of the Plan, (iii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iv) the Exercise Price or Strike Price with respect to any Award; (b) if deemed appropriate, subject to Section 16.3, provide for (i) the continuation of the outstanding Options if the Company is the surviving entity of any merger, consolidation or event of a transaction providing for the sale of all or substantially all of the Company’s Shares or assets or other transaction or event having a similar effect, or (ii) the assumption of the Plan and outstanding Options or the substitution of an equivalent award in respect of securities of the surviving entity of any merger, consolidation or transaction providing for the sale of all or substantially all of the Company’s Shares or assets or other transaction or event having a similar effect; or (c) if deemed appropriate, make provision for the settlement of the intrinsic value of the outstanding Options (whether or not exercisable) in cash, cash equivalents or equity followed by the cancellation of such Options or other cash payment to the holder of an outstanding Award; provided, that in each case (I) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, unless otherwise determined by the Committee, (II) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s qualification for the Section 162(m) Exemption, unless otherwise determined by the Committee, and (III) such adjustment shall be in accordance with Treasury Regulation Section 1.409A-1(b)(5)(v)(D).

16.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 16.1, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 16.1 hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, that no such adjustment shall be authorized to the extent that such authority would be inconsistent with an Award’s qualification for the Section 162(m) Exemption, unless otherwise determined by the Committee.

16.3 Limitation on Adjustments and Substitutions. With respect to Options or SARs, no substitutions or adjustments under Sections 16.1 or 16.2 shall be made if such substitution or adjustment would cause such Option or SAR to be treated as deferred compensation subject to taxes and penalties under Section 409A. With respect to Options and SARs, any substitutions or adjustments under Sections 16.1 or 16.2 shall be based on the intrinsic value of such Option or SAR as determined by the Committee, in its discretion, as of the date of such substitution or adjustment. For the absence of doubt, if the Exercise Price per Share or Strike Price per Share of an Option or SAR is higher than the Fair Market Value of a Share, the intrinsic value of such Option or SAR shall equal zero.

17. Amendment or Termination of Plan.

The Board may at any time suspend or terminate the Plan. The Board may amend the Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s shareholders. For this purpose, a material amendment is any amendment that would (a) materially increase the benefits accrued to participants under the Plan, (b) materially increase the number of Shares available under the Plan (except by operation of the provisions of Section 16), (c) change the types of awards that may be granted under the Plan, (d) materially modify the requirements for participation in the Plan, or (e) require approval of the Company’s shareholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Shares may then be listed. The Committee may, in its sole and absolute discretion and without the consent of any grantee, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan. The Committee may amend any Award Agreement in any other manner or may waive any conditions or rights under, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, that any such amendment, waiver, alteration, suspension, discontinuance, cancellation or termination that would materially adversely affect the rights of any grantee or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected grantee, holder, or beneficiary. No amendment or termination of the Plan shall result in any acceleration or delay in the payment of any amount due under this Plan except to the extent such acceleration or delay would not result in amounts granted or payable under the Plan becoming subject to (i) the gross income inclusion set forth in Section 409A(a)(1)(A) of the Code, or (ii) the interest or additional tax set forth in Section 409A(a)(1)(B) of the Code.

18. Section 409A.

18.1 Awards Subject to Section 409A. The provisions of this Section 18 shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award.

18.2 Termination of Employment/Service. The term “termination of employment” or “termination of service” shall mean the grantee’s “separation from service” as defined in Code Section 409A. For this purpose, a “separation from service” is deemed to occur on the date that the Company, and the grantee reasonably anticipate that the level of bona fide services the grantee would perform for the Company and/or any Affiliates after that date (whether as an employee, director or other service provider) would permanently decrease to a level that, based on the facts and circumstances, would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service. The Committee retains the right and discretion to specify, and may specify, whether a separation from service occurs for individuals providing services to the Company or an Affiliate immediately prior to an asset purchase transaction in which the Company or an Affiliate is the seller who provide services to a buyer after and in connection with such asset purchase transaction; provided, such specification is made in accordance with the requirements of Treasury Regulation Section 1.409A-1(h)(4). To the extent that settlement of an Award subject to Section 409A is triggered by a grantee’s separation from service, if the grantee is then a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Code) of the Company, no distribution shall be made before the date which is six (6) months after such grantee’s date of separation from service, or, if earlier, the date of the grantee’s death.

18.3 Avoidance of Section 409A Penalties. The Company intends for the Plan, as described herein and as may be subsequently amended from time to time, and for every Award Agreement under this Plan, to be written, construed and operated (and the Plan and each Award Agreement shall be written, construed and operated) in a manner such that no amounts granted or payable under the Plan or such Award Agreement become subject to (a) the gross income inclusion set forth within Section 409A(a)(1)(A) of the Code, or (b) the interest and additional tax set forth within Section 409A(a)(1)(B) of the Code. The provisions of the Plan shall not be construed as a guarantee by the Company of any particular tax effect to any grantee. The Company shall not be liable to any grantee for any payment or grant made under this Plan that is determined to result in an additional tax, penalty or interest under Section 409A of the Code, nor for reporting in good faith any payment or grant made under this Plan as an amount includible in gross income under Section 409A of the Code.

19. Miscellaneous Provisions.

19.1 Forfeiture Events. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any grantee who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

19.2 Rights as Employee or Service Provider. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a grantee, or, having been so selected, to be selected again as a grantee. Nothing in the Plan or any Award granted under the Plan shall confer on any grantee a right to remain an employee, service provider or a director of the Company or interfere with or limit in any way any right of the Company or any Affiliate to terminate the grantee’s service at any time. To the extent that an employee of any Affiliate receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the employee’s employer or that the employee has an employment relationship with the Company.

19.3 Rights as a Shareholder. A grantee shall have no rights as a shareholder with respect to any Shares covered by an Award until the date of the delivery of Shares pursuant to the Award (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are delivered, except as provided in Section 16 or another provision of the Plan. For the absence of doubt, a grantee to whom Restricted Shares are delivered is entitled to all rights of a shareholder of the Company.

19.4 Transferability of Awards. Except as provided below, no Award shall be assigned, alienated pledged, attached, sold or otherwise transferred or encumbered by a grantee, except by will or the laws of descent and distribution. Notwithstanding the foregoing, an Award Agreement may provide that a grantee may transfer any vested Award, other than an Incentive Stock Option, to members of his or her immediate family (as defined as his or her spouse, children or grandchildren) or to one or more trusts for the exclusive benefit of such grantee or his or her immediate family members or partnerships in which such grantee or his or her immediate family members are the only partners, if the transfer is approved by the Committee and the grantee does not receive any consideration for the transfer. Any such transferred Award shall continue to be subject to the same terms and conditions that were applicable to such Award immediately prior to its transfer (except that such transferred Award shall not be further transferable by the transferee), Compliance with Section 15 of the Plan (respecting tax withholding) shall remain the responsibility of the original grantee, and the rights of any person under the Award upon or after the termination of service of the original grantee shall depend on the circumstances of the original grantee’s termination of service. Any transfer shall be subject to such other rules and procedures as the Committee may specify.

19.5 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be delivered the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the grantee by means of one or more of the following: (a) by delivering to the grantee evidence of book entry Shares credited to the account of the grantee, (b) by depositing such Shares for the benefit of the grantee with any broker with which the grantee has an account relationship, or (c) by delivering such Shares to the grantee in certificate form.

19.6 Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated. In the event of any payment by a grantee of any Exercise Price, withholding obligation or otherwise under the Plan, where such payment is made in Shares, payment shall be made in whole Shares only, in a number whose Fair Market Value does not exceed the amount to be paid. Any amount payable with a value of a fractional Share shall be paid by grantee or the Company, as applicable, in cash or such other manner as determined by the Committee.

19.7 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any grantee under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a grantee’s benefit.

19.8 Beneficiary Designation. Each grantee may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the grantee is entitled in the event of such grantee’s death before he or she receives any or all of such benefit. The grantee may change or revoke any such designation without the consent of any designated beneficiary. Each designation will revoke all prior designations by the same grantee, shall be in a form prescribed by or acceptable to the Committee, and will be effective only when filed by the grantee in writing with the Committee during the grantee’s lifetime. If a grantee dies without an effective designation of a beneficiary who is living (or in existence) at the time of the grantee’s death, the Company will pay any remaining unpaid benefits to the grantee’s surviving spouse, if any, or if none then to the grantee’s estate.

19.9 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

19.10 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or any Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or any Affiliate to take any action which such entity deems to be necessary or appropriate.

19.11 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

19.12 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

19.13 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.